DRILLING SERVICES AGREEMENT

THIS AGREEMENT is made the 3rd day of April, 2012, by and between Black Rock Drilling LLC ("Contractor") and Goldrich Mining Company, Inc. ("Client").

1. **The Contract.** This Contract is comprised of this Drilling Services Agreement, Exhibits A-H, and the General Conditions attached hereto.

2. **The Project.** The Project location and legal description is set forth in **Exhibit A**.

3. **The Work**. Contractor shall perform and complete the Work as described in **Exhibits B** and **D** in a good and workmanlike manner in accordance with generally accepted industry practice and the provisions of this Agreement. Client will provide those items and services set forth in **Exhibit C** in a good and workmanlike manner in accordance with generally accepted industry practice and the provisions of this Agreement.

4. **Payment.** Payment shall be made as set forth in **Exhibit E**. All pricing is subject to a site visit to ensure accuracy and compliance.

5. **Client Representative.** Prior to the time scheduled for commencement of the Work, Client shall advise Contractor in writing of the person or persons who will be Client's representative for the Work. Contractor shall be entitled to rely upon and shall follow the instructions of Client's representative in the field, and Client shall pay for all materials and services provided in connection with such instructions, all as set forth in the daily rig activity report for the drill site and in accordance with the provisions of this Agreement. Client shall require its representative to review and approve the daily rig reports, waybills and other confirmation of deliveries, and other documents relating to the performance of the Work on a daily basis. Client shall be entitled to change its Representative at any time and from time to time but shall advise Contractor in writing three days prior to the effective date of such change. Client shall require its Representative to review and approve the daily rig activity reports on a daily basis. The initial representative is identified in **Exhibit F**.

6. **Notices.** All notices, demands and payments required or permitted to be given under this Agreement shall be in writing addressed to the party at the address set forth in this Agreement and may be delivered personally, sent by telex or fax, or sent by prepaid registered or certified mail to the address set forth in **Exhibit G**. Such notice shall be effective when delivered, when sent/received in the case of telex or fax, or on the third business day next following the date it is posted, as the case may be. A party may change the designated contact information in **Exhibit G** in writing so long as written notice is provided seven days prior to the effective date of such change.

7. **Responsibility for delays.** Except for delays caused by Contractor's negligence or delays caused by mechanical break-down of Contractor's equipment, the Client shall bear all expense in

connection with each hole, as set forth in **Exhibit E**. Contractor is not responsible for delays caused by break-downs or equipment loss resulting from Client direction.

8. **Confidentiality.** Contractor hereby agrees that all information and data relating to the Work obtained or collected by or coming to the attention of Contractor, its officers, employees, agents, servants, subcontractors, invitees and licensees during the course of the Work shall be for the exclusive use and benefit of Client and shall remain Client's sole and exclusive property to be dealt with or used by Client as it deems best. Contractor hereby covenants and agrees that it shall use its reasonable best efforts to ensure that its employees, agents, servants, subcontractors, invitees and licensees do not divulge to anyone other than Client and its duly authorized representatives, any information or data concerning the progress or result of the Work, or in any manner make use of any information or data which may be gained by them with respect to the Work, except as directed in writing by Client.

Notwithstanding the foregoing, this Agreement and all attachments, specifically including but not limited to the pricing provided by Contractor, shall be treated as confidential by Client and shall remain Contractor's sole and exclusive property to be dealt with or used by Contractor as it deems best. Client hereby covenants and agrees that it shall use its reasonable best efforts to ensure that its employees, agents, servants, subcontractors, invitees and licensees do not divulge to anyone the terms of this Agreement or Contractor's pricing, or in any manner make use of any information or data which may be gained by them with respect to Contractor's pricing, means, or methods or Agreement, except as agreed in writing by Contractor.

9. **Insurance.** The parties will provide insurance as set forth in **Exhibit H**.

10. **Indemnity.** Each of the Contractor and Client agree to defend, indemnify and save the other harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with this Agreement, to the extent such loss, liability, claim, demand, damage, expense, injury or death is caused by, results from or is attributable to the negligence or willful misconduct of the party against whom indemnity is sought.

11. **Patent indemnity.** Contractor agrees to defend, indemnify and save Client harmless from and against any damages arising out of or in connection with any infringement or alleged infringement of patent resulting from the use of any patented process or device by Contractor in performing this Agreement, unless Contractor is directed to use such process or device by Client, in which case Client shall defend, indemnify and save Contractor harmless from and against any damages arising out of or in connection with any infringement or alleged infringement of patent resulting from such use.

12. **Environmental indemnity.** Client will indemnify and hold Contractor harmless for any and all liability, claims, damages and expenses which may arise from events or activities in connection with the Work which are beyond the reasonable control of Contractor, including but not limited to pollution of ground water or surrounding land by discharge of drilling fluids and wastes, except to the extent such claims liabilities and expenses result from or are attributable to the negligent acts or omissions of Contractor or its employees.

13. **Tax indemnity.** Client shall be responsible for, pay and indemnify and hold Contractor harmless against all local, provincial, state and federal taxes and fees (other than income taxes) resulting from or arising out of this Agreement.

14. **Compliance with law.** Contractor shall perform its services in compliance with all federal, state, and municipal laws, ordinances and regulations relating to the performance of the Work, including those in respect of Worker's Compensation.

15. **Liens**. Contractor shall promptly pay all costs and charges incurred by it in connection with the Work and shall not suffer or permit any mechanic's or other liens to attach to any property of Client, except to the extent reasonably contested by Contractor, in which case Contractor shall keep Client advised of its efforts to contest such claims.

16. **Termination**. If either party defaults in any material covenant, obligation or agreement under this Agreement, the other party may, upon seven (7) days written notice, forthwith terminate this Agreement without liability to the other party; provided, however, in any event Client shall remain liable for and shall promptly pay for all services rendered and materials furnished by Contractor in connection with actual work performed through the date of such notice and perform all demobilization obligations, including payment of any monies relating to demobilization or delays relating to demobilization.

17. **Force Majeure**. Notwithstanding anything in this Agreement to the contrary, a party hereto shall not be deemed to be in default with respect to the performance of any of the covenants, obligations or agreements under this Agreement, if its failure to comply is due to strike lock-out, civil commotion, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, acts of God, inability to obtain any required materials or services, or an event or occurrence otherwise beyond the reasonable control of the party. The party seeking to rely on this subsection shall give immediate written notice of the same to the other party and shall take all reasonable steps to eliminate the circumstances giving rise to the condition of force majeure. If the condition force majeure continues for a period of 14 days after receipt of the notice, the party receiving the notice shall be entitled to terminate this Agreement upon notice to the party claiming the force majeure.

18. **Nonwaiver.** No condoning, excusing or waiver by either party of any default, breach or non-observance by the other party at any time or times in respect of any covenant, provision or condition contained in this Agreement shall operate as a waiver of such parties rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of such party of any continuing or subsequent default, breach or non-observance.

19. **Miscellaneous.**

A. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Neither party shall assign this Agreement without written consent of the other, which shall not be unreasonably withheld.

B. The captions appearing in this Agreement have been inserted only for reference and as a matter of convenience and do not define, limit or enlarge the scope or meaning of this Agreement or any provisions thereof.

C. Whenever the singular or masculine is used throughout this Agreement, the same shall be construed as meaning the plural or feminine or body corporate, as the context or the parties so require.

D. Except with respect to instructions of the Client's Representative as described in Section 5 above, this Agreement may be altered only by written consent of both parties hereto.

E. This Agreement shall be interpreted in accordance with the laws of the State of Alaska, without regard to its conflict of laws provisions.

F. The venue for any dispute is Anchorage, Alaska.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

Contractor:	**Client:**
Black Rock Drilling LLC.	**Goldrich Mining Company, Inc.**
	William V. Schara
By: Eric A. Rice	**By: William V. Schara**
Its: Manager	**Its: CEO**/PRESIDENT
EIN#: 45-1487282	**EIN#: 91-0742812**

GENERAL CONDITIONS

1. **Reporting**. Contactor shall make and deliver to Client's representative a daily rig activity report by shift as to the progress of the drilling of the holes included in the Work. Client shall promptly sign and approve the report or note any areas of discrepancy. Client and Contractor shall retain a copy of each daily rig activity report for their records. Such reports shall include the depth drilled at each hole, ancillary charges, and any other relevant information.

2. **Direction**. Client's representative shall designate in writing the location, azimuth, angle and depth of each hole it wishes be drilled.

3. **Personnel**. Contractor agrees to assign to the Work experienced and properly trained personnel necessary to properly perform and complete the Work; to provide the equipment and supplies set forth in Exhibits B and D hereto; and to provide such additional equipment and supplies as Contractor shall reasonably determine to be necessary to properly perform and complete the Work. Client agrees that all Contractor personnel employed in the work will not be employed, contracted, or otherwise directly engaged by Client, for the duration of this contract, and for 60 days thereafter. Client, in good faith, may request that personnel working for Client be removed from the Work. The Contractor will replace, as soon as possible, any personnel not acceptable to Client.

4. **Drilling**. The Contractor shall make good faith efforts to:

   A. Drill the holes in sequence designated by Client's representative.

   B. Use reasonable efforts to drill each hole at the location marked or specified by Client's Representative and, if a number of feet or meters are specified in Exhibit B, drill each hole to a depth as specified in Exhibit B or to a final termination depth as specified by Client's Representative.

   C. Use reasonable efforts to drill each hole in such a manner as to produce as high a percentage of recovered core as the core barrel used and the nature of the ground being drilled will permit.

   D. Collar each hole at the azimuth and angle directed by Client's Representative within the range set forth in Exhibit B. Client shall have the right to check such angles and azimuth before drilling commences.

   E. Use drilling mud or other drilling additives in each hole when it is, in Contractor's opinion, required to achieve satisfactory and safe drilling progress.

   F. Upon completing or abandoning each hole, close the hole off by plugging as required by federal and state law with a commercial hole plugging product and mark it in the manner designated by Client's Representative.

G. Maintain an accurate record of the depth of each hole.

H. Disclose to the Client the length of casing protruding above the surface of the ground level and the depth that the casing is set into each hole.

I. Measure all hole depths from ground level.

5. **Cores.** Contractor shall use reasonable efforts to core the entire depth of each hole after penetrating the overburden and rock, and in that regard, Contractor shall:

A. Keep all cores in core boxes provided by Client unless Contractor is responsible for provision of these boxes.

B. Take reasonable precautions to keep the cores and core boxes free of contamination.

C. Place the cores in proper sequence and orientation in the core boxes and insert labeled wood blocks to designate the depth of casing and the end of each run.

D. Mark on each core box Client's name, project name, hole number, box number and depth range contained with each box.

E. Upon payment, the cores shall become the property of Client at the drill site. If Contractor is requested by Client to move the core in Contractor's vehicles and/or using Contractor's personnel, loss or damage to the core shall be at Client's risk.

If Client requires that cores be kept in locked containers, such containers and locks shall be provided by Client, unless otherwise indicated in Exhibit E. Once locked the Contractor shall not have access to the cores in the locked boxes.

6. **Abandonment of Holes.** Contractor shall only abandon holes when approved by Client's Representative or as otherwise set forth herein.

If cavities, excessively blocky, loose or caving ground, excessive water, excessive temperatures, gas flows, or other problems are encountered in any hole in such magnitude as to render, in Contractor's reasonable judgment, further drilling risky in terms of risk to personnel or risk of loss of drilling tools or equipment, Contractor may abandon that hole, and Client shall pay the Contractor for the Work completed according to the Rates referred to in Exhibit E.

If Client is informed by Contractor that Contractor recommends abandonment of the hole and/or is in danger of losing tools and equipment in the hole, and, notwithstanding Contractor's judgment to abandon, Client requires Contractor to continue the Work on such hole, Client shall pay Contractor all extra costs and charges for continuing,

including replacement costs if tools and/or equipment become damaged or are lost in the hole according to the rates referred to in Exhibit E.

If Client requires Contractor in all cases to obtain prior authorization, time lost in doing so shall be chargeable at the Non-Operating Hourly Rate.

7. **Maintenance of site.** During the course of the Work, the Contractor shall keep the drill and camp areas free of accumulations of waste, rubbish and garbage, and upon completion of the Work shall remove all tools, scaffolding, surplus materials, rubbish or garbage and leave the working and camp sites in a clean and sanitary condition. The Contractor shall promptly clean up and properly dispose of all soil contaminated by leakage or spills of oil, diesel, gasoline or other toxic substances emanating from any of Contractor's equipment.

8. **Environmental responsibility**. Any environmental responsibility relating to Contractor's use of the drill sites shall be borne by Contractor, while any environmental responsibility relating to the construction or reclamation of the drill sites shall be borne by Client.

9. **Permits**. Client will be responsible for procuring and maintaining all necessary permits for the performance of the Work. Failure to obtain the necessary permits will not be a cause for force majeure. The Client shall be responsible for all costs resulting from the Client's failure to obtain any permit or any delay or shut down by any governmental agency from deficient permits or the failure to obtain any permit.

10. **Occupational Health and Safety**. Contractor shall ensure its employees and agents comply with all applicable provisions of the State of Alaska and MSHA Mining Regulations as well as OSHA requirements.

11. **Hole Deviation.** Hole deviation deemed to be the deviation of a hole from the planned azimuth and inclination to the actual. Contractor to take all reasonable precaution to keep the hole within guidelines. When deviation is discovered, secondary means may be required to redirect the hole to the correct course. This may be achieved by wedging or any method required at the discretion of the drilling supervisor, charges for such operations to be at Operating Rate.

12. **Representations regarding site.** Client has advised that the Contractor should anticipate sediment hosted deposits with alluvial overburden in variable thickness up to 200ft, as the on-site conditions and drilling conditions. Should the conditions be other than as described, including but not limited to being blocky, abrasive, caving ground, artesian water flows, loose or unconsolidated ground, welling clays, ground that results in lost circulation, or otherwise contrary to these representations (all referred to herein as "Unusual Conditions"), Contractor shall be entitled to an equitable adjustment in its pricing.

EXHIBIT A

LOCATION OF WORK

Little Squaw Mine and Surrounding Areas
The Chandalar Mining District of Alaska
190 Miles North of Fairbanks, Alaska
67.579024,-148.175955

LEGAL DESCRIPTION OF PROPERTY

____

____

____

EXHIBIT B
SERVICES TO BE PROVIDED BY CONTRACTOR

1.	Guaranteed minimum total lineal footage to be drilled.	_____
2.	Anticipated total lineal footage to be drilled.	15,000FT
3.	Size(s) of wireline core.	HQ and NQ2
4.	Date of commencement of the Work.	June 20th 2012
5.	Work schedule.	7 days a week 24 hours a day
6.	Allowable distance of hole collar from Client's designation location.	N/A
7.	Angle of holes.	-45 to -90
8.	Depth of casing.	As necessary
9.	Surveying of holes	Will be done at Client request
10.	The number and type of personnel to be provided by the Contractor.	(1) Job Foreman (2) Drillers (4) Drill Helpers

EXHIBIT C
ITEMS AND SERVICES PROVIDED BY CLIENT

Client shall provide the following items at no cost to the Contractor:

1. Site inductions/orientations
2. Collar locations
3. Drill plans
4. Core boxes, to include lids, marker blocks and sample bags.
5. Drilling mud and fluids
6. Drill site preparation, suitable for equipment indicated in Schedule C, and to a minimum of Black Rock safety standards.
7. Access to drill site to a reasonable standard, which at a minimum shall mean that the access is negotiable by a 4 wheel drive vehicle, drilling equipment and associated equipment, and acceptable to Contractor's onsite manager.
8. Transport of core from the drill site.
9. Onsite lay down area within 300 yards of Squaw Lake Landing Strip
10. Ancillary equipment for moving Contractor's equipment if needed.
11. Disposal of drilling fluid or wastes.
12. Diesel fuel for rig, pumps, light plant, etc. at drill sites
13. MSHA compliant transportation with the ability to haul fuel from camp (or other location housing Contractor's personnel) to drill site
14. Room and board for the Contractor's personnel within 10 miles of drill site.
15. Water supply within 4500 feet of drill pad
16. Onsite representative

Client shall identify an on-site representative (per Section 5 of the Agreement) who shall be available to Contractor at all times when work is being performed. Client's representative will have the authority to (a) review and approve daily rig reports, (b) review and sign waybills or other delivery receipts, and (c) make decisions as to the drilling activities on a day-to-day basis.

EXHIBIT D
EQUIPMENT TO BE PROVIDED BY CONTRACTOR

The Contractor will provide the following equipment for use on the Project:

1. Drilling Rig.

   1-BRD 85 Skid mounted Core Drill

2. Vehicles.

   To be supplied by Client

3. Water Supply.

   Fordia Elepump with Longyear Bean for backup. 5,000FT of ¾" or 1" high pressure waterline

4. Ancillary Equipment.

   1 top mixing skid mounted mud system (1500 gal)
   All rod racks, stands and associated equipment
   Enclosed drill shack
   Enclosed pump station with diesel fired heater
   Diesel powered welder.
   Timbers for drill pad construction (dimensions to be determined by Contractor but timber to be purchased at Client's cost)

5. Drill Strings and Casing.

   1,000 FT of NQ rod
   1,500 FT of HQ rod plus adequate HWT casing (minimum of 120FT)

6. Supplies and Spares.

   Sufficient for completion of the Contract subject to other terms of this Agreement

EXHIBIT E
PAYMENT FOR THE WORK

Payment for the Work shall be made in accordance with this Exhibit E and the terms of the agreement. All rates set forth herein, unless specifically stated otherwise, are in U.S. dollars.

Client shall pay Contractor the required prepayment amount 10 days prior to commencement of the Work. The required prepayment amount shall be retained by Contractor for the duration of the Contract. The required prepayment amount shall be applied against Client's final invoice.

Contractor will invoice Client weekly on the basis of the daily rig activity reports. Daily rig activity reports, cost sheets, consumable charges, third party charges and other information pertaining to invoice amounts shall be subject to revision by the Contractor to correct errors and omissions and to ensure invoicing is prepared in accordance with this agreement and schedules hereto. Consumables chargeable to Client may be invoiced upon arrival at the job site. Shipments will be directed from the vendor or from Contractor's stock point. Transportation of consumable will be via a common carrier or Contractor's trucks. If Client requires that consumables be charged on a consumption basis then an additional ten percent (10%) charge for shortages and damaged product will apply. Such consumables shall not include diamond bits, shells, casing shoes or tri-cone bits.

Upon job completion, an inventory of remaining consumables will be taken and a credit at cost less freight will be issued to the Client for same. Bulk shipment invoicing shall take precedence over daily consumable usage as reported on the drill logs or daily reports. In cases where hole-by-hole costing is requested, the Contractor will endeavor to report the consumables cost accordingly.

Client shall pay Contractor for all services performed and materials provided hereunder within 14 days of end of invoiced period.

Overdue invoice amounts shall bear, and the Client shall pay to the Contractor, interest at a rate of one and one-half percent (1.5%) per month from the date due until paid, or the highest rate allowed by law.

Disputed amounts or items contained in any invoice shall not be cause for Client to delay payment of remaining undisputed amounts or items. The nature of any disputed invoice shall be communicated to Contractor prior to or shall accompany the payment of the undisputed balance.

Payment for the Work shall be made at the following rates:

1. Required Prepayment Amount (due 10 days prior to Commencement of the Work): **$150,000 per rig**

2. Mobilization for all rigs and crew from Fairbanks to Little Squaw Landing strip point:

A. Crew and new equipment (i.e., equipment not on site for the 2011 drilling season) **Client Cost**

B. Returning equipment **50% Client Cost; 50% Contractor Cost**

3. Demobilization of drilling rig to Fairbanks: **Client Cost**

If drilling rig and equipment subject to paragraph 4 below are not demobilized by Client to Fairbanks within 10 calendar days after drilling operations have ceased, a standby rate of $250.00 per day will be charged to the Client for each day starting on the 11th day after drilling operations ceased and continuing until the drilling rig and all other equipment is received by Black Rock Drilling in good condition in Fairbanks, Alaska.

4. Demobilization of crew and remaining equipment to Fairbanks: **Client cost**

5. Inductions/Site Orientations **$500/man/day**

6. Drilling Rates:

A. Overburden penetration (0 - 100 Feet) **$300/Rig Hour**

B. Coring **PRICE PER FOOT**

	Vertical	Angle
	HQ or Smaller	
0 – 500 Feet	$ 40.00	$ 42.00
501 – 1000 Feet	$ 43.00	$ 45.00
1001 - 1500 Feet	$ 46.00	$ 48.00

If Client desires hole depths greater than 1500 feet, then the Contractor may undertake such drilling only upon such conditions and at such rates as may be agreed prior to the commencement of such drilling.

C. If client chooses to be billed for hourly drilling instead of by foot, Client shall pay **$410 per hour** for drilling.

7. Hourly Rates:

A. **Moving Rate** **$300/ Rig Hour**
Moving Rate to apply when moving (including tearing down and dismantling equipment, moving, setting up and loading or off-loading equipment) drill equipment, supplies and personnel from the highway truck discharge point to the initial drill site, between drill sites and from final drill site to the highway truck loading point

B. **Operated Hourly Rate** **$300/ Rig Hour**

Operated Hourly Rate (in addition to charges for materials, supplies, and equipment) applies when the following items of Work are being performed:

1. Testing, hole surveying.
2. Regaining circulation.
3. Hole stabilization/conditioning.
4. Fishing or retrieving for in hole tools (provided lost tools are due to geologic conditions).
5. Hole reduction.
6. Cementing (if required) (includes pump and labor. Does not include grout).
7. Setting or pulling casing.
8. Mud mixing when drilling is unduly interrupted.
9. Rod tripping.
10. Drilling in conditions such that a minimum progress cannot be maintained.
11. Tricone drilling
12. Hole plugging and abandonment
13. Reaming
14. Rig Moves
15. Hole dip and azimuth changes
16. Core orientations (if required)
17. Rod pulls
18. Drilling through Unusual Conditions

C. **Non-Operating Hourly Rate** **$250/ Rig Hour**

Non-Operating Hourly Rate applies when work is interrupted due to delays not caused by the Contractor or delays beyond his control, or as specified elsewhere in this Exhibit E. This rate shall apply when the following functions are being performed:

1. Awaiting instructions.
2. Cement setting time.
3. Waiting for helicopter.
4. Hole logging by others.
5. Site or access delays.
6. Waterline installation/removal and maintenance.
7. Water delays not arising from Contractor's equipment.
8. Crew required safety meetings
9. Any other delay caused by the Client beyond Contractor's control

Long term standby (longer than two weeks) shall be charged at $2,000/day. Contractor may charge for long term standby during holiday shut downs.

D. **Engineering Hourly Rate** **$300/Rig Hour**

Engineering Hourly Rate (in addition to charges for materials, supplies, and equipment) applies when work functions defined hereunder are being performed.

1. Wedging operations.
2. Drilling at controlled penetration rates for deviation control.
3. Core orientation.

E. **Delay Rate** **$250.00 per Rig Hour**

Delay Rate applies during any stoppage of Work requested or caused by the Client or delays caused by access problems, excluding weather problems. Drilling stoppage or delays caused by inclement weather problems are recognized as a risk shared equally by both Client and Contractor and shall not be a reason for compensation claims by either Client or Contractor of the other.

F. **No Charge Hours**

Client will not be charged for the following:

1. Mechanical downtime on rig or other Contractor-provided equipment caused by Contractor
2. Lost time through no crew due to sickness, injury, missed flights;
3. Retrieving/fishing for lost or stuck rod strings due to driller error
4. Missing Contractor-provided parts or drilling consumables/tools
5. Any other downtime/delays caused by the Contractor beyond Client's control

8. Consumables:

Consumables such as, but not limited to the following are chargeable at invoice cost, FOB the Project Site, plus 10%:

A. Hole conditioning agents including but not limited to rod grease, liquid polymers, cutting oils
B. Grouting consumables; grout plugs
C. Wedges
D. Fuel for rig and ancillary equipment
E. Specialized drilling tools (if required)
F. Special tools or drilling accessories required
G. Cement.
H. Casing left in holes or unrecovered casing when used for hole reduction.
I. Casing shoes.

9. Fuel:

If Contractor provides fuel, Client will reimburse Contractor for the cost of so providing, including costs of transportation, plus 10%.

10. Winter Operating Conditions:

If temperature average at the drill site is below 30 degrees F for more than 48 continuous hours a winter drilling surcharge of 25% will be added to all operating and drilling rates. This surcharge is to be retroactive to when the temperature dropped to 30 F or below.

11. Additional Equipment/Tools:

A.	Surveying Tools	**$4000/month**
B.	Water supply pump and water line	**N/A**
C.	Light Plant	**Client to provide**
D.	Water truck (for winter drilling or water distance over 4500FT) **$10,000/month**	
E.	Waterline Heaters (when in use)	**$2500/month/unit**

12. Third Party Services:

Contractor may engage the services of third parties on behalf of Client with Client's prior consent. Such services may be in the form of additional equipment rental, field personnel airfare, cat operations, cementation services, expediting services, and mud engineering services or other services, rentals or labor as may be required.

Third party costs shall be charged to Client at Cost FOB the Project plus 10%.

13. Room and Board: **$Client Cost**

14. Travel time: **$300/ Crew Hour**

Travel time from camp to work site or from work site to camp shall not be charged for the first 15 minutes each way, but shall only apply for the time spent in excess of 15 minutes one way.

15. Damaged or Lost Items:

If, due to no fault of Contractor's personnel and after good faith effort by Contractor to recover the equipment, geological or geotechnical conditions cause equipment (including but not limited to bits, casing, drill rods, survey camera, etc.) to be irreparably damaged, lost, or stuck down hole, the Client shall pay to Contractor the list price of the equipment so damaged or lost. The time spent in fishing for this equipment, whether successful or not, will be charged at the Operating Rate.

Contractor and Client will endeavor to agree as to the application of this clause at the time of any such loss or damage. If the damage or loss is caused by Contractor, Contractor shall bear the cost of such loss.

Contractor shall have no responsibility nor pay any cost for any equipment belonging to and run by the Client which is lost or damaged.

In the case of excessive bit wear due to geological condition unforeseen by the Client or Unusual Conditions, Contractor will be entitled to compensation for such excessive wear at an average cost per foot, such price to be agreed to by Client's on-site representative and Contractor's drilling supervisor.

16. Excessive bit wear:

In the case of excessive bit wear due to drilling in abrasive or very hard geological conditions, Client shall compensate Contractor for such excessive wear to an average cost per foot as agreed between the parties. In the event that the average monthly bit wear rate (total footage drilled for the month divided by the number of diamond drill bits consumed), is less than 175 feet the following schedule of rates is payable by the Client. The Contractor will provide Client with records, reports and invoices relating to bit purchased and wear rates.

Excessive Bit Wear	Percentage of Bit Cost Payable
0 ft to 30 ft	90%
30 ft to 60 ft	80%
60 ft to 90 ft	70%
90 ft to 120 ft	60%
120 ft to 175 ft	50%
Greater than 175 ft	0%

17. Repairs, Service and Maintenance:

Repairs, service and maintenance shall be for the Contractor's account, both for material and time costs incurred and Client shall not be charged operating or non-operating hourly rates for any such time, unless such repairs, service, or maintenance is required due to direction from Client, in which case Client shall be charged the applicable hourly rate and the cost of the repairs plus 10%.

EXHIBIT F
CLIENT REPRESENTATIVE

Client's Representative is:

Name:	William Schara
Phone:	509.535.7367
Fax:	509.695.3289
Cell Phone:	509.768.4468
Email:	wschara@goldrichmining.com
Address:	2607 Southeast Blvd., Suite B211 Spokane, WA 99223 USA

EXHIBIT G
ADDRESS/CONTACT INFORMATION

Any notice required under this Agreement shall be provided to Contractor and Client, as required, at the following address:

CLIENT:

Goldrich Mining Company
2607 Southeast Blvd., Suite B211
Spokane, WA 99223
USA

CONTRACTOR:

Black Rock Drilling LLC.
17525 East Euclid Avenue
Spokane Valley, WA 99216
USA

With a copy to:
Black Rock Drilling LLC
1634 W. 13th Ave.
Anchorage, AK 99501
USA

EXHIBIT H
INSURANCE AND BOND PROVISIONS

Contractor shall provide the following insurance:

1. Comprehensive General Liability insurance protecting the Client, the Contractor and their respective officers, employees, agents, servants, subcontractors, invitees and licensees against damages arising from personal injury (including death) and from claims for property damage which may arise directly or indirectly out of the operations of the Contractor, its officers, employees, agents, assigns, servants, subcontractors, invitees and licensees under this Agreement.

2. Automobile Insurance on the Contractor's owned and non-owned vehicles, protecting the Contractor, the Client and their respective officers, employees, agents, servants, subcontractors, invitees and licensees against damages arising from bodily injury (including death) and from claims for property damage arising out of the operations of the Contractor, its officers, employees, agents, servants, subcontractors, invitees and licensees under this Agreement.

3. Employers' Liability Insurance covering claims by employees, agents or servants of the Contractor.

4. Workers compensation, unemployment and all applicable state and federal insurances required by law.

Each of the policies of insurance should:

1. Be in an amount not less than $ 2,000,000. Inclusive of any one occurrence (as to liability policies).

2. Include a standard form of cross-liability clause.

3. Indicate that the insurer will give Client at least 30 days prior written notice of amendment, cancellation or termination of the coverage.

4. Name Client as additional insured and provide copy of such designation to Client.

If the Client requires a Contract completion or other bond shall in all cases be to the Client's account. Such bonds and their costs shall be specified as set forth in Exhibit E.